Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-206629-01 on Form S-3 of our report dated February 24, 2017, relating to the consolidated financial statements and financial statement schedule of South Carolina Electric & Gas Company and affiliates appearing in this Annual Report on Form 10-K of South Carolina Electric & Gas Company for the year ended December 31, 2016.

/s/DELOITTE & TOUCHE LLP
Charlotte, North Carolina
February 24, 2017